Form C

Cover Page

Name of issuer:

Just Add Cooking Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/27/2015

Physical address of issuer:

535 Albany Street
Boston MA 02118

Website of issuer:

http://www.justaddcooking.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

60,000

Price:

$1.11000

Method for determining price:

Dividing pre-money valuation ($8,013,941.37) by number of shares outstanding on fully diluted basis.

Target offering amount:

$53,400.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,063,500.00

Deadline to reach the target offering amount:

3/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$72,272.00	$106,463.00
Cash & Cash Equivalents:	$71,972.00	$79,952.00
Accounts Receivable:	$0.00	$14,691.00
Short-term Debt:	$703,093.00	$233,733.00
Long-term Debt:	$819,656.00	$659,700.00
Revenues/Sales:	$1,432,693.00	$1,300,039.00
Cost of Goods Sold:	$1,155,634.00	$1,115,264.00
Taxes Paid:	$0.00	$0.00
Net Income:	($663,507.00)	($701,956.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Just Add Cooking Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Fredrik Holmstedt	CFO	Just Add Cooking Inc.	2016
Jan Leife	President	Just Add Cooking Inc.	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Fredrik Holmstedt	CFO	2016
Amanda Mayo	Chief Gastronomic Officer	2016
Jan Leife	President	2015
Dan Snedeker	Head of Product Development	2017
Ginger Turner	COO	2018
Katerina Cronstedt	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jan Leife	4353244.0 Common Stock (3,971,948) and Series Seed Preferred Stock (381,295)	60.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Consumer demands can change, and decreases in local food consumption could result in decreases in revenue.

In the case that several national competitors opened up local sites in our region there is a risk we would lose business and customers.

We're a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel require for growth.

The company is in the process of switching fulfillment partner. If we're not able to find a new partner or will experience issues with the transfer from current co-packer we would risk loss of business and customers.

Consumer disposable income could change, affecting the amount spent on premium local food products.

Expanding our delivery reach is an important aspect of our plans for growth. With those efforts come potential costs and risks that could affect our business success. We may not be able to meet our goals for expansion and see impacts to our business operations as a result.

The Company is currently running at a burn-rate. The projection is to reach break-even Q1-Q2 2019. Should the company's revenues or costs vary from their predicted outcomes, the Company's financial position may be harmed.

Change in food safety and food handling regulations may have a negative effect on the company's margins.

Negative publicity due to food safety issues and/or recalls may have a negative effect on the business.

The materials in this offering contain forward looking statements, which can be identified by the use of forward-looking terminology, such as but not limited to "may", "intend", "will", "anticipate", "estimate", "seek", or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statements, expressed or implied, concerning trends, future operating results, growth, performance, business prospects and opportunities or the ability to generate revenues, income or cash flow are forward-looking statements. These statements reflect management's current beliefs, including beliefs as to future financial and operating results, and they are based on information currently available to management.

The Company has key distribution relationships with several suppliers, partners, and retailers. Any interruption in these relationships could have material negative impact on our ability to sell our product, as well as generate revenue for our business.

Our business operates in a highly competitive space. We compete in the highly competitive food market not only for consumer acceptance and loyalty, but also for space in retail establishments. Many of our competitors, including Blue Apron and Hello Fresh, have substantially greater financial resources, marketing strength and distribution networks than we do. Moreover, the introduction of new products by competitors that compete directly with our product or that diminish the importance of our product to retailers and other establishments may have a material adverse effect on our business and results of operations. Increased competition, higher costs to compete or consumer preference for our competitors' products could cause our business and results of operations to be materially adversely affected.

The Company has not yet authorized the Series Seed-1 Preferred Stock that investors will receive during this round.

The company currently has more liabilities than assets so investors are unlikely to be returned any capital should the company close down.

Amanda Mayo, Chief Gastronomic Officer, is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The company is subject to risks associated with payments to the company from its customers and other third parties, including risks associated with fraud.

The company may require additional capital to fund the expansion of its business, and its inability to obtain such capital could materially adversely affect the company's business, financial condition and operating results.

Changes in the laws or regulations applicable to foods could leave the company vulnerable to adverse governmental action and materially adversely affect the company's business, financial condition and operating results.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$53,400**

Use of Proceeds: 45% towards tech- and business development of online program. 30% towards business development of retail program. 20% towards marketing/extended delivery area. 5% towards Wefunder fees.

If we raise: **$1,063,500**

Use of Proceeds: 35% towards tech- and business development of online program. 20% towards business development of retail program. 40% towards marketing/extended delivery area. 5% towards Wefunder fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

Priced round with a $8.01M pre-money valuation.

Just Adding Cooking is offering up to 970,000 Series Seed-1 Preferred Stock, at a share price of $1.11 (or $0.89 - see "Early Bird Term" below).

Early Bird Term: Investors in the first $53,400 will receive Series Seed-1 Preferred Stock, at a share price of $0.89.

The Shares shall be non-voting except as may be required by law. Preferred Stock holders will receive liquidation preferences over Common Stock holders.

Drag Along Rights

(i) A "Sale of the Company" shall mean either: (x) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than 50% of the outstanding voting power of the Company (a "Stock Sale") or (y) a transaction that qualifies as a Deemed Liquidation Event, as defined in the Restated Certificate.
(ii) In the event that the holders of a majority of the outstanding shares of the Company's Common Stock (including shares of Common Stock issued or issuable upon conversion of Series Seed Preferred Stock) (each, as defined in the Restated Certificate) (the "Requisite Parties"), approve a Sale of the Company, Subscriber hereby agrees with respect to the Securities and the voting rights of Subscriber, if any:

(1) in the event such transaction is to be brought to a vote at a stockholder meeting and to the extent any vote is solicited from Subscriber, after receiving proper notice of any meeting of 10 stockholders of the Company, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as holder of shares of securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;
(2) to vote (to the extent any vote is solicited from Subscriber) (in person, by proxy or by action by written consent, as applicable) the Securities in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
(3) to refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;
(4) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Requisite Parties;
(5) if the Sale of the Company is structured as a stock sale, to sell the same proportion of the Securities as is being sold by the Requisite Parties, and on the same terms and conditions as the Requisite Parties;
(6) not to deposit, and to cause Subscriber's affiliates not to deposit the Securities owned by Subscriber affiliate in a voting trust or subject the Securities to any arrangement or agreement with respect to the voting of the Securities, unless specifically requested to do so by the acquirer in connection with the Sale of the Company; and
(7) if the consideration to be paid in exchange for the Securities pursuant to this Section 5(c) includes any securities and due receipt thereof by Subscriber would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to Subscriber of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "accredited investors" as defined in Regulation D promulgated under the Act, the Company may cause to be paid to Subscriber in lieu thereof, against surrender of the Securities which would have otherwise been sold by Subscriber, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which Subscriber would otherwise receive as of the date of the issuance of such securities in exchange for the Securities.

Repurchase Rights

In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company ("Crowdfunding SPVs") to make offerings under Section 4(a)(6) of the Act, Subscriber agrees to exchange the Securities for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Act. Subscriber agrees that in the event Subscriber does not provide information sufficient to effect such exchange in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors of the Company (the "Board"). Subscriber further agrees to transfer its holdings of securities issued under Section 4(a)(6) of the Act into "street name" in a brokerage account in Subscriber's name, provided that the Company pay all costs of such transfer. Subscriber agrees that in the event Subscriber does not provide information sufficient to effect such transfer in a timely manner, the Company may repurchase the 11 Securities at a price to be determined by the Board.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	11,000,000	4,167,379	Yes
Series Seed Preferred Stock	1,052,388	1,052,388	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	2,000,000

Describe any other rights:

Options convert to common stock.

Voting Rights: The holders of Series Seed Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which the shares of Preferred Stock held by each holder are then convertible.

Dividends: The Series Seed preferred stockholders are entitled to noncumulative dividends at a rate as determined under the articles of incorporation, prior and in preference to any other class or series of capital stock of the Company. The dividends are payable when and if declared by the Board of Directors.

Liquidation: Upon the liquidation, dissolution or winding up of the Company, prior to the holders of common stock, the Series Seed preferred stockholders are entitled to be paid out, on a pari passu basis, an amount equal to the original issuance price of $1.31 per share, plus declared but unpaid dividends. After payment of the liquidation preference to each Series Seed preferred stockholder, the remaining assets of the Company shall be distributed to the common stockholders.

Conversion: Each share of Series Seed Preferred Stock is convertible into one share of common stock, adjustable for certain dilutive events, based on a conversion factor of $1.31 per share. Conversion is at the option of the holder, however, it is automatic upon the earlier of the closing of an initial public offering of the Company's common stock which results in aggregate net cash proceeds of not less than $20 million. Upon the election by the holders of at least a majority of the Series Seed Preferred Stock, the Series Seed Preferred Stock shall be automatically converted.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Jan Leife
Issue date	11/11/14
Amount	$59,700.00
Outstanding principal plus interest	$82,386.00 as of 09/01/18
Interest rate	12.0% per annum
Current with payments	Yes

The note bears interest at 12% per annum, and there are no stated repayment terms. The Royalty and Financing Agreement permits the repayment of the remaining balance in equal monthly payments over an 18-month period once the Company realizes sustained monthly sales of $200,000.

Loan

Lender	Fresh Source Capital
Issue date	08/11/15
Amount	$250,000.00
Outstanding principal plus interest	$344,000.00 as of 08/31/18
Interest rate	0.0% per annum
Maturity date	08/10/20
Current with payments	Yes

Royalty fee of 4% based on total gross revenue

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	Section 4(a)(2)	Convertible Note	$100,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$100,000	General operations
2/2017	Section 4(a)(2)	Convertible Note	$150,000	General operations
2/2018	Other	Preferred stock	$499,440	General operations
8/2018	Other	Preferred stock	$167,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Jan Leife
Amount Invested	$59,700.00
Transaction type	Loan
Issue date	11/11/14
Outstanding principal plus interest	$76,000.00 as of 08/22/18
Interest rate	12.0% per annum
Maturity date	08/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

The note bears interest at 12% per annum, and there are no stated repayment terms. The Royalty and Financing Agreement permits the repayment of the remaining balance in equal monthly payments over an 18-month period once the Company realizes sustained monthly sales of $200,000.

Name	Anders Lindell
Amount Invested	$100,000.00
Transaction type	Convertible note
Issue date	08/01/16
Interest rate	5.0% per annum
Discount rate	20.0%
Maturity date	08/29/18
Converted	Yes
Uncapped note	Yes
Relationship	Former Co-founder

Converted to preferred stock

Name	Jan Leife
Amount Invested	$100,000.00
Transaction type	Convertible note
Issue date	04/01/15
Interest rate	5.0% per annum
Discount rate	20.0%
Maturity date	08/29/18
Converted	Yes
Uncapped note	Yes
Relationship	Founder

Converted to preferred stock

Name	Jan Leife
Amount Invested	$100,000.00
Transaction type	Convertible note
Issue date	12/01/16
Interest rate	5.0% per annum
Discount rate	20.0%
Maturity date	08/29/18
Converted	Yes
Uncapped note	Yes
Relationship	Founder

Converted to preferred stock

Name	Jan Leife
Amount Invested	$150,000.00
Transaction type	Convertible note
Issue date	02/01/17
Interest rate	5.0% per annum
Discount rate	20.0%
Maturity date	08/29/18
Converted	Yes
Uncapped note	Yes
Relationship	Founder

Converted to preferred stock

Name	Fredrik Holmstedt
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	07/02/15
Interest rate	6.0% per annum
Discount rate	20.0%
Maturity date	08/29/18
Converted	Yes
Uncapped note	Yes
Relationship	CTO

Converted to preferred stock

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're creating an accessible, affordable, and convenient local food economy. Five years ago, we started a home delivery meal kit filled with locally sourced, responsibly grown produce and delicious artisan food products from New England. Our meal kit outperforms national meal kits in retention, order frequency, and average first-year customer spend. In the last year, we've expanded our kits to 13 local grocery stores and started an online marketplace for consumers to add on locally made goods.

Just Add Cooking is Greater Boston's go-to local meal kit, focused on expanding our footprint throughout the state and New England region. We will continue to grow our channels for distributing local ingredients beyond the home delivery and retail/grocery store market, providing the inspiration and recipes that customers need to appreciate and showcase local ingredients. It's a positive solution that benefits both the customer and the local farmers, fishermen and artisans with whom we work.

Milestones

Just Add Cooking Inc. was incorporated in the State of Delaware in January 2015. Prior to that, the company was operating as an LLC since 2012, under the name Just Add Cooking LLC.

Since then, we have:

- 700 meal kit subscribers.
- Average order value $89, compared to $57 for Blue Apron.
- $1,862 average first-year customer spend, 3x more than industry.

- 26% retention, compared to 13% in the industry.

- 13 number of retail stores in 3 months

- Named Best of Boston 2018: Meal Kit Delivery by Boston Magazine

27% of adults have used a meal kit.

Historical Results of Operations

Our company was organized in January 2015. Prior to that, the company was operating as an LLC since 2012, under the name Just Add Cooking LLC.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,432,693 compared to the year ended December 31, 2016, when the Company had revenues of $1,300,039. Our gross margin was 19.34% in fiscal year 2017, compared to 14.21% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $72,272, including $71,972 in cash. As of December 31, 2016, the Company had $106,463 in total assets, including $79,952 in cash.

- *Net Loss.* The Company has had net losses of $663,507 and net losses of $701,956 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $1,522,749 for the fiscal year ended December 31, 2017 and $893,433 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $309,700 in debt, $666,440 in equity, and $500,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 9 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Just Add Cooking Inc. cash in hand is $120,000, as of August 2018. Over the last three months, revenues have averaged $152,000/month, cost of goods sold has averaged $118,000/month, and operational expenses have averaged $54,000/month, for an average burn rate of $20,000 per month. Our intent is to be profitable in 6 months.

At the beginning of 2018 we launched an online marketplace for local food products and also meal kits for retail. We also changed protein suppliers, which extended shelf life and improved margins.

According to our projections, while we cannot guarantee it, we expect revenues will increase 20% over the next 6 months. That's based on the growth we've seen from last year to this year (about 20%), as well as our entry into the retail business, the launch of our new website, and our expanded marketplace. We estimate to reach break even beginning of next year, based on projections we've made on historical performance and our increased marketing and production efforts. We don't expect expenses to increase over the course of the next 3 - 6 months, as we already have our team and operations in place to execute on this plan, expect with a slight increase in marketing spend.

The angel investors group which has previously invested in the company is interested in additional investments. We recently closed a seed round so don't have other forms of capital to rely on in the close future. In lieu of a successful raise we'll bootstrap the business and continue growing with the funds we have. The total cost of this next phase of growth is between $300k - $500k.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.justaddcooking.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Just Adding Cooking Subscription Agreement
- Just Add Cooking Subscription Agreement Early Bird

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Amanda Mayo
- Dan Snedeker
- Fredrik Holmstedt
- Ginger Turner
- Jan Leife
- Katerina Cronstedt

Appendix E: Supporting Documents



INVEST IN JUST ADD COOKING

maximum target met

$0

raised of $0 maximum target from 0 investors

Making local food accessible, affordable, and convenient

We're creating an accessible, affordable, and convenient local food economy. Five years ago, we started a home delivery meal kit filled with locally sourced, responsibly grown produce and delicious artisan food products from New England. Our meal kit outperforms national meal kits in retention, order frequency, and average first-year customer spend. In the last year, we've expanded our kits to 13 local grocery stores and started an online marketplace for consumers to add on locally made goods.



Jan H Leife
President
6 years experience of Foodtech business in Boston, Ma. 20+ years experience of leadership talent and corporate management.

Why you may want to invest

1. 700 meal kit subscribers.
2. Average order value $89, compared to $57 for Blue Apron.
3. $1,862 average first-year customer spend, 3x more than industry.
4. 26% retention, compared to 13% in the industry.
5. 13 number of retail stores in 3 months
6. Named Best of Boston 2018: Meal Kit Delivery by Boston Magazine
7. 27% of adults have used a meal kit.
8. U.S. meal kit market is expected to grow to over ten billion U.S. dollars in 2020, from one billion in 2015.

$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

~~$8.01M~~ **$6.43M** pre-money valuation

First $53.4K investors will invest at $0.89 per share and a $6.43M pre-money valuation.

$0.89 per share
Preferred Stock
$25K+ pro rata right threshold

If you invest, you're betting Just Add Cooking will be worth more than $8.01M in the future.

Earning a return

Learn more about equity fundraises

food tech retail b2c

Our Ambition

Just Add Cooking is Greater Boston's go-to local meal kit, focused on expanding our footprint throughout the state and New England region. We will continue to grow our channels for distributing local ingredients beyond the home delivery and retail/grocery store market, providing the inspiration and recipes that customers need to appreciate and showcase local ingredients. It's a positive solution that benefits both the customer and the local farmers, fishermen and artisans with whom we work.

justaddcooking.com

Boston, Massachusetts

Why I Like Just Add Cooking

Based in Stockholm, we have followed the development of the mealkit industry for a while. Many companies turn to this market for inspiration. However in many cases, we felt something was missing. Having invested in a number of other digitally born startups, we really felt that Jan and his team were on to something when we came across Just Add Cooking. The focus on a high-quality product based on local produce and a vision to look for sustainable solutions with reduced food miles and climate footprint is a truly differentiating aspect. For us JAC is a startup with digital flair, but at the same time a family-based business nurturing traditional values, such as quality and customer... READ MORE



Per Spangberg, Founder & CEO of Levels Group

LEVELS ADVISES COMPANIES ON DIGITAL DEVELOPMENT, DESIGN, STRATEGY, AND INVESTMENTS. CLIENTS INCLUDE SPOTIFY, IZETTLE (ACQ. PAYPAL), AND MOJANG (PRODUCERS OF MINECRAFT. ACQ. MICROSOFT).

THE BUZZ ABOUT JUST ADD COOKING

It's no wonder that Just Add Cooking was named Boston's Best Meal-Kit provider by Boston Magazine in 2018. They use only the freshest, local ingredients. They give easy-to-follow instructions for delicious recipes. And they provide outstanding service to their customers. We should know – we are not just investors in the company, but customers ourselves. We've been involved with the company for over three years, and have continuously been impressed with Jan and the rest of the team in how they've managed through a very competitive environment. They've done it by maintaining the highest standards and always improving their product and service.



Lisa Sebesta

Investor; Founder and Managing Partner of Fresh Source Capital

There are an endless number of meal kits on the market, but only one that taps into New England's creative culinary minds. From bangers and mash from New England Charcuterie's Joshua Smith to black-bean burgers from Grafton Group culinary director Mark Goldberg, Just Add Cooking's recipes (made with locally produced veggies and proteins) are so simple that even the most frazzled home chef won't mess them up.

Boston Magazine

Our new Brothers Marketplace meal kits by Just Add Cooking combine the growing popularity of online meal kits with the convenience of shopping in-store with no subscriptions or pre-planning required. Partnering with Just Add Cooking to provide fresh, local and sustainable ingredients that are both delicious and support the local economy is an ideal fit for our locally owned company.

Adam Laliberte

Director of Foodservice at Roche Bros.

My first recipe was for quinoa fried rice - a quick-to-cook vegetarian meal. All it took was a little chopping, mixing, and stir frying, and I ended up with a seriously drool-worthy dish. The recipe was so good (and quick + healthy) that I've used it at home again multiple times. If all of Just Add Cooking's recipes are like this, I'll have a whole new (planet-friendly) culinary repertoire in no time!

Boston Green Blog

Just Add Cooking has helped me become a better cook, while reducing the amount of food waste I have in my house, which is pretty fabulous. Using their service, I make most of my meals completely from scratch, so I've been able to practice and improve my knife technique and presentation skills. In addition to simplifying the process of planning meals, the Just Add Cooking recipes are easy to follow, and universally delicious. I haven't selected a meal yet that I haven't enjoyed, which is pretty impressive. And though I'm not personally a vegetarian, they offer so many amazing vegetarian dishes that I can't help but go meatless fairly often.

Janna Comeau

Contributor to Boston Local Food Festival Blog

Everyone loved how everything tasted and the portion sizes were more than satisfactory. Everything took less than 40 minutes to prepare...Now if only each kit also included someone to come and clean-up.



Sharon Sprague

Founder of Lifestyle Blog "Umommy"

This is definitely something I'd toss into my routine to shake up my mundane meals as well as learn some new recipes.



Caroline

Founder of Fitness Blog "The Trendy Trainer"

Just Add Cooking, the service we use, exclusively serves the Boston area and uses largely local produce; it saves us time planning meals and shopping for groceries, an especially gruesome task during winters in Cambridge, Massachusetts. While we do not have much choice over the meals we receive, our box is slowly helping us to acclimate to our kitchen.



Elizabeth Segran

Writer for Fast Company

In almost 25 years of working life, no service has done more to make my life easier than Just Add Cooking. Taking away the obligatory weekly grocery store visit and menu planning and replacing them with the ease and pleasure of selecting from your options for great, fresh food delivered to my door has been a godsend. It's literally returned hours to my life every week. Thank you for being so amazing!

Megan Gates

Just Add Cooking Customer

Just Add Cooking is a part of the vibrant regional food economy here in Boston. They source from farmers and artisan producers, helping their customers easily get more fresh local food on their tables with creative and inspiring meal kits. Just Add Cooking has been a great partner to my delivery business over the past few years. Their team is very friendly and super organized which helps us run an efficient operation!

Wenzday Jane

Metro Pedal Power

DIGITAL JOURNAL

Meal Kit Delivery Services Market 2018 Global Trends, Market Share, Industry Size, Growth, Opportunities and Forecast to 2023 - Press Release - Digital Journal

"Meal Kit Delivery Services Market"WiseGuyReports.com adds "Meal Kit Delivery Services Market 2018 Global and China Analysis, Growth, Trends and Opportunities Research Report Forecasting to 2023" Summary

The METROWEST DAILY NEWS

Natick's Just Add Cooking delivers the goodies

The Natick-based company delivers complete fresh meal kits and recipes to the doors of Greater Boston residents. Just Add Cooking just finished adding a lot of goodwill to its menu by donating $900 to The Greater Boston Food Bank's Holiday Meal Drive.

August 24, 2018 @ metrowestdailynews.com

Meal Service - Just Add Cooking | Improper Bostonian

"I don't have time to cook," is a popular refrain (and excuse for getting takeout), but the team at Just Add Cooking knows that it's not the cooking that's time-consuming......

August 24, 2018 @ improper.com

Just Add Cooking Takes the Hassle out of Preparing Dinner

Leta€™s face it, in todaya€™s busy society, we are often finding ourselves hard pressed to make time to cook a healthy dinner. If you are like us, we have just what you are looking for. A Introducing the new Boston-based startup,A Just Add

August 24, 2018 @ justluxe.com

Subscription-based food startup Just Add Cooking digs into new Dorchester HQ - Boston Business Journal

Subscription-based food startup Just Add Cooking has moved from Jamaica Plain to a new 5,000-square-foot headquarters in Boston's Dorchester neighborhood. It's a big move for the two-year-old company, which was previously sharing space with

August 24, 2018 @ bizjournals.com

Just Add Cooking And Roche Bros. Partner On In-Store Meal Kits

Just Add Cooking, a Boston meal kit company, and Roche Bros. Supermarkets are partnering to launching grab-and-go meal kits in select Roche Bros. stores. The kits-Brothers Marketplace meal kits by Just Add Cooking-will be sold in the stores,

May 16, 2018 @ theshelbyreport.com

Albertsons: 80% of customers want meal kits in store

Internal research by Albertsons reveals that 80% of its customers say they want meal kits in stores, according to Pat Brown, the chain's vice president of strategic business initiatives, in an interview with CNBC. He also said that 85% of online meal subscribers

May 8, 2018 @ fooddive.com

10 Food Tech Startups to Watch in Boston: From Cheffer to Spyce

Over the last decade, a food innovation community has been established in Boston's greater startup and tech ecosystem. Think of ezCater, which was founded in 2007 and is now a nationwide marketplace for corporate catering. Think of Toast, which

April 11, 2018 @ americaninno.com

Meet Jan Leife and Amanda Mayo of Just Add Cooking

Today we'd like to introduce you to Jan Leife and Amanda Mayo. So, before we jump into specific questions about the business, why don't you give us some details about you and your story. Jan: Just Add Cooking is inspired from the Swedish meal kit

January 8, 2018 @ bostonvoyager.com

Small Business Spotlight: Just Add Cooking | PYMNTS.com

It's a scary and exciting time for meal kits. As every other kind of commerce moves online, food and grocery have likewise been migrating in a digital direction - and why not? Consumers can buy shoes, books, coffee pots, linens and dog toys online, so why

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Chefs share their families' traditional Thanksgiving dishes

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Eat Local with Just Add Cooking

There are countless meal delivery services out there these days, and with Amazon getting into the game, meal kits are sure to become the norm. But, what are the environmental impacts of these kits? Copious packaging, nationwide shipping, and

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Just Add Cooking Supports Local Chefs, Nonprofits in April - RESPOND Inc.

FOR IMMEDIATE RELEASE JUST ADD COOKING SUPPORTS LOCAL CHEFS, NONPROFITS IN APRIL Partnerships include RESPOND, Inc., Casa B and TWK Winchester BOSTON-Just Add Cooking, which delivers fresh, New England

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Meal Delivery, Local Style

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Boston-based Just Add Cooking delivers ingredients for a healthy Valentine dinner at home

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Click, accept delivery, and you're on your way to making your own dinner - The Boston Globe

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Making Local Food Accessible, Affordable, and Convenient

We're building a local food economy that works for producers, customers, and the planet – it's accessible, affordable, and convenient. We got our start in Massachusetts with a home delivery meal kit. In our five years of operation, we've established a wide community of local farmers, fisherman, and customers.

$2.2 Billion Meal Kit Market: Room for a Hyperlocal Brand

Meal kits have taken off in the last several years, but national brands are struggling. Chef'd suddenly shut down, and both Blue Apron and HelloFresh haven't yet reached profitability. Blue Apron's shares are down nearly 63% since it went public last year. These models aren't working.

Just Add Cooking is different. We're hyperlocal and don't intend to go national – by keeping our operations focused in the Northeast, we're building a truly local food economy between our customers, farmers, and distributors.

We Outperform National Meal Kits: How We Compare

$89	**$1,862**	**26%**	**22**
Average order value	Our average yearly customer spend	Our retention	Miles our food travels
$57	**$617**	**13%**	**393**
Average order value, Blue Apron	Industry average yearly customer spend	Industry retention	Miles the industry's food travels

How We Do It



Home Delivery Meal Kits

We fill our boxes with produce and deliver it the same day it's packaged, reducing food waste and food miles using less packing material to minimize waste.


Roche Bros.

Retail Meal Kits

Subscriptions don't work for everyone, so we're expanding to everyday retail spots like grocery stores and gas stations. We're currently in 13 Roche Brothers grocery stores with plans to expand into more retailers by the end of the year.


cultured butter
GRAFTON VILLAGE

Online Marketplace

When customers order their meal kit online, they can add everything from local eggs to greens on a one-off basis to their carts.

Our Progess So Far

- **April 2013** — **Launched Home Delivery Meal Kit**
- **Spring 2015** — **Flexible Recipe Selection and Meal Planner**
  Customers can now plan menus 3 weeks ahead and choose from a weekly 7-recipe menu including vegetarian, beef, pork, poultry, and seafood.
- **September 2016** — **Outsourced Fulfillment**
  We brought on a partner to fulfill the meal kits to improve quality and scalability.
- **January 2018** — **Launch of Local Marketplace**
  The marketplace lets users add-on local produce and prepared items to their meal kit delivery.
- **May 2018** — **Launch Retail Meal Kits**
  We launched in 6 stores in the Boston area; now up to 13.
- **June 2018** — **Best of Boston 2018**
  Named "Best of Boston 2018: Best Meal Kit Delivery by Boston Magazine.
- **October 2018** — **Hiring New Fulfillment Partner**
  New partner will help increase our regional reach beyond New England to the rest of the Northeast, improve local sourcing, distribution, and retail sales.
- **Fall 2018** — **Expand Meal Kits to Retail Stores in Northeast**
  We've been approached by several retail chains in the Northeast. Verbal agreement for a pilot in a number of convenience stores.
- **End 2018** — **Launch Second Generation Meal Kit Delivery**
  Second-gen will focus on a flexible, personalized model for ordering meal kits, a better online experience, and product expansion.

On Track for $1.9 Million This Year

We've had steadily increased sales over the last year. In May 2018, we entered a new market: retail meal kits. We're now up to 13 grocery stores in New England and are in talks with other regional chains about entering their stores.


$2M
$1.5M
$1M
$0.5M
2018 Revenue On Track for $1.9M
2013
2014
2015
2016
2017
2018
Annual Revenue

Compared to September 2017, our sales are up 19 percent, putting us on track for $1.7M if we accomplish the same sales volume in Q4 2018 as Q4 2017. We anticipate Q4 sales will be higher this year due to hiring a new fulfillment partner, expanding our meal kits to additional retail stores, and launching the second generation flexible meal kit. There is no guarantee that the numbers will materialize as planned. Projections for October 2018 and later are dependent on variables outside our control and may not materialize as displayed.

Letter from the Founder

Dear Potential Investors,

Join Us in Creating a Local Sustainable Food System for the Future

At Just Add Cooking, we want to make getting healthy, convenient dinner meals made from local ingredients on the table more than an aspirational concept. We're making it realistic for consumers to eat local ingredients in a way that's sustainable and accessible, while also nourishing their local community by supporting the farmers, artisans and fishermen right where they live. We're building a sustainable food system for the future, and we want you to be a part of it.

When I started Just Add Cooking in 2013, I made the decision to invest in New England's robust local food economy. And since then, my team and I have only become more committed to helping it grow while introducing our customers to the myriad of options they have to eat locally. But we know that most people don't have time to hunt for the best products, shop at farmer's markets or figure out the best way to use ingredients they haven't heard of. And that most local food producers are operating on thin margins and constantly looking for new channels of distribution. That's where we come in.

Just Add Cooking started as a meal kit company with the goal of providing a locally sourced dinner for customers and making their lives a bit easier day-to-day. In talks with thousands of customers and hundreds of local producers over the year, we have recognized that Just Add Cooking's service goes even deeper: we provide a connection between local producers and customers.

A service like ours makes it dead simple for customers to support the local food economy and serve their family the freshest local food. We realized that our best bet for making a positive impact on sustainability and the local food economy was making it easy for customers to access local ingredients. And we are in a unique position to do so, with supplier relationships and logistics that enable us to deliver fresh food sustainably and quickly.

Join us as we expand beyond being a meal kit company into creating a local food system for the future, meeting customers where they need us to deliver fresh, local ingredients, whether that's at their door or on their way home from work. Join us in bringing people together over delicious dinners cooked with ingredients they can be proud of. Join us in nourishing and supporting our local communities. Be a part of Just Add Cooking.

Sincerely,

Jan

Founder



Jan H Leife

President

6 years experience of Foodtech business in Boston, Ma. 20+ years experience of leadership talent and corporate management.

AND THE REST OF THE TEAM



Katerina Cronstedt

CEO

Serial entrepreneur, 15+ years experience in consumer products, founder of first meal kit in Moscow.



Stig F Holmstedt

CFO

20+ years experience of finance, proven knowledge in driving profitable growth.



Ginger Turner

COO

10+ years in operations and customer service, passionately involved in the local food movement.



Amanda Mayo

Chief Gastronomic Officer

15+ years experience in the food world as an entrepreneur, scholar, cook, and consultant. Part-time



Daniel Snedeker

Head of Recipe Development

Experience from retail meal kit store in Brookline. Deep knowledge in local food.



Katharine Martin

Marketing Manager

10+ years experience as Personal Chef and in customer service and event management.

Interview

Wefunder interviewed Jan Leife on August 1, 2018.

– COLLAPSE ALL

WF: What is Just Add Cooking? ^

LEIFE: Just Add Cooking is a company that's building a local food system for the future in New England. We started with meal kits and we are now introducing products that provide convenient ways for our customers to access local New England ingredients and to incorporate them into their day to day lives in ways that work for them. By doing so, we're helping to support and sustain the farmers, artisans and fishermen that make up the New England food economy. Our goal is to allow customers to go buy local food at a reasonable price and a way that fits their lifestyle.

A customer coming to Just Add Cooking today has several options. They can order ahead and buy a traditional meal kit, delivered to their door, featuring local ingredients; they can add other local products to their delivery through our Marketplace (such as snacks, breakfast foods, etc.), or they can buy a retail meal kit in a local grocery store to cook immediately. No matter the product, customers can rely on the fact their ingredients are fresh and local whenever possible, and their dollars are supporting the economy where they live.

WF: Where are you and your customers based? ^

LEIFE: We're based in Boston. We work primarily with customers in the Greater Boston area and ingredients throughout New England. We're now also in retail stores in this region, which has expanded our reach to the majority of Massachusetts. Our online delivery area is actually smaller than our retail reach.

WF: What types of sales do you make?

LEIFE: The first product we sell are home-delivered meal kits, which feature local ingredients and a flexible subscription model. Customers can choose a plan for two or four people, and three, four or five meals per week. A large differentiator for Just Add Cooking with these delivered kits is our sustainable delivery practice: few food miles, hand delivered by car or bike, 80 percent less packing materials than national brands and no gel packs.

The second product we introduced was an online marketplace of add-on items, where you can order local food products such as breakfast items, snacks and other ingredients alongside your meal kit. Some examples are fresh proteins or fish, local eggs, greens, even locally produced yogurt or granola bars. Our goal is to help cut down on grocery trips for our customer base while also increasing their average order and remaining consistent with our mission of supporting a local food economy.

Thirdly, at the start of May, we launched our retail meal kits. These are standardized products that we distribute in partnership with Roche Bros., a large local grocery chain in Massachusetts with around 25 stores. This product is a box or kit that includes all the local ingredients for two people to cook a meal at home--there are six recipes currently available. These kits have the same standards as our home delivered kits: fresh local ingredients with easy to cook recipes.

WF: How do your revenues break down across your sales channels?

LEIFE: Retail meal kits and individual items on the marketplace are still fairly new. Currently, the online, home-delivered meal kits stand for the majority of our business. We see a huge potential in retail and the online a la carte marketplace of add-on products. Both areas are growing rapidly.

WF: How did Just Add Cooking begin?

LEIFE: I came to the US from Sweden about six years ago after having started several companies in Northern Europe. I was interested in tackling entrepreneurship in the US, and had some ideas based on businesses in Europe and specifically Sweden.

I was particularly focused on an online food business because of the newness of the space and the potential for improving and developing it. I had a number of contacts with meal kit companies in Sweden, where the market is more mature than here in the US, and had even worked with a market leader.

Just Add Cooking started out as this tiny idea, like a hobby, more or less. I had a vision that local food and healthy food is something that should be easier for people to access, and I thought New England could be good place to start because here people are concerned about what they eat. They are well-educated, and they are concerned about the environment, which is important to me.

When looking at how I could start a company in the online meal kit industry that would offer something different, I honed in on that local ingredient concept. I also focused on making not just the ingredients more eco-friendly, but also the delivery method. Excess packing material is a major point of contention for national meal kits and we have honed our packing and delivery process to have 80 percent less packing material than national competitors, and no gel packs.

We registered the company in October 2012 and launched the meal kit service in spring 2013. The combination of being local and starting with the meal kit has led to a very loyal customer base.

WF: How have you grown in the last five years?

LEIFE: In the beginning, I wanted to learn the whole process. We made everything ourselves in-house. My partner coded the website. We sent out fliers and cultivated a small customer base, and we packed the kits in one of our kitchens, delivering them in our own cars.

The meal kit company was a hot space back then and many companies were very heavily funded. We did things differently. Our business has grown very quickly during certain times less so in others as we've taken a more organic and bootstrapped approach.

Right now, we are still a small company. We grow each year, with sales of about $1.5 million last year, and projected revenues of $2 million this year. We've accomplished this with limited outside funding.

WF: Why haven't you raised funding before now?

LEIFE: So far we have raised $850K from outside investors. We are now seeking additional funding to continue to expand our service and meet our mission. We haven't gone out to raise large amounts of funding for two reasons.

First, I wanted to fine-tune our business model before going out to investors, to truly understand the business, how to acquire customers, etc.

Secondly, as a Swedish entrepreneur new to the US, I didn't have a network. It has taken time to build an investor network but now we have a number of contacts who believe in our model and want to be part of supporting and sustaining the New England food economy.

WF: Where does Just Add Cooking fit into the meal kit marketplace?

LEIFE: We're more than a meal kit company, but we began with meal kits because the're a great way to cultivate a loyal customer base, create feedback and help customers understand and use local ingredients in new and exciting ways that also make their day-to-day lives easier.

Many meal kit customers using national companies jump at the chance to use a company with local ingredients and to cut down on the packing materials that are showing up at their doors weekly--this is a major customer complaint with national meal kit companies.

While customers initially come to us for a solution that gets them delicious dinners on the table each week, they usually stay with us because we are an opportunity to nourish the community where they live and to support local farms and fishermen. They feel good about getting a healthy dinner on the table each evening, but they also feel good about where their money is going and the quality of ingredients they're feeding themselves and their families.

The local food market is the fastest growing sector in the food industry right now, and meal kits continue to grow quickly. Just Add Cooking is at the nexus of these two places: providing a more flexible platform to source local foods with shorter lead times, fewer food miles and more efficient logistics--at more affordable prices.

WF: How much do customers spend on Just Add Cooking compared to other meal kit services?

LEIFE:

Yearly spending per customer is a good metric to examine here since it combines order value, order frequency, and loyalty. The industry average is $617 per year. At Just Add Cooking, customers spend more than triple: $1,862 on average.

Our customers are in constant contact with us so we understand what they want and how to continue to serve them on an ongoing basis. They email us and call us; 25 to 30 percent of our customers will fill out surveys we send out within 24 hours. We believe they feel committed to Just Add Cooking because they have visibility into the local suppliers their dollars are going to support.

Additionally, we have rarely quality or freshness issues. Some of the ingredients are harvested in the middle of the week, and in customers' kitchens on Sunday thanks to our close supplier relationships.

WF: How do you show customers that you source from local suppliers? ^

LEIFE: We communicate suppliers to our customers through both digital channels and in their weekly box letters, which outline which ingredients are local and name the farm, city and state from which they come.

WF: Do you plan to expand beyond New England? ^

LEIFE: At this time, we are focused on the Northeast. There are 15 to 20 million potential customers in New England. If we expand a bit south and maybe a little bit west as well, we can attract a huge market. We could reach about 50 million people while sticking to our mission.

We are very focused on being honest about our sourcing and being authentic about sourcing locally. Many national companies "local wash" their ingredients when talking about local family farms. While an ingredient may be sourced local in relation to the fulfillment center, that's often hundreds of miles from where a customer actually lives. We believe ingredients should be local to the customer him or herself.

This is where we shine. It's hard, if not impossible, for national companies to be truly local. We can do it because that's what we're focused on. We also provide local recipes and seasonality, something national companies can't achieve logistically.

We don't want to start sending boxes with 15 pounds of gel packets across the country. We've refined a logistics system that makes this local sourcing possible and we want to capitalize on that, perhaps slightly expanding our sourcing and delivery area. If we look at the whole business, with the online meal kit, the online individual food products, and the retail meal kit, the potential is huge.

WF: How many subscribers do you have? ^

LEIFE: We have about 700 regular meal kit subscribers. The average order size is $89, over all the different plans we have, which is substantially higher than national companies.

WF: How do you acquire customers? ^

LEIFE: Right now, we are really bootstrapping the business. We have minimized our marketing dollars and increased our customer base largely through word of mouth.

We have focused many of our resources on retail because we saw an opportunity, and we moved into that space quickly. In a few months, we developed a retail meal kit, and we launched in 6 stores in May and are now up to 13. Now we're in discussions with other retailers.

I believe that people want convenience. Providing opportunities for people to stop on their way home during normal errands, and instead of picking up a pizza or rotisserie chicken, to get a local meal kit that can be made in 20 minutes, is a large focus for us.

WF: How will you grow margins on retail meal kits? ^

LEIFE: We believe in both growing our business direction to encompass areas other than traditional meal kits and in growing the margins on our kits themselves.

One thing that we have realized moving into retail is that the shelf life of the product is crucial. When we sell online, that is not really an issue because people get the food on Sunday, and then they have cooked it by Wednesday or Thursday. It's a very short lead time. But in retail there is a need for a longer shelf life, because otherwise distribution will be extremely expensive.

Right now, we deliver twice a week to stores, but that won't be necessary in the future. As we increase shelf life, we will reduce those distribution costs and increase efficiency. Margins also increase with volume, of course. We know that when volume goes up, our buying power will be better. It will become possible to negotiate prices.

We also expect that as we grow the other areas of our business--which can really encompass a variety of ways that we deliver local food and ingredients to customers--our efficiency and therefore margins will increase.

WF: What do you plan to do with the money you raise from Wefunder? ^

LEIFE: What we want to do is to improve our online service with more of a flexible, personalized model for ordering meal kits, a better online experience and product expansion.

We'll also be working on building out the retail business, because I think that is where we can really achieve fast growth and success. The fastest way of doing this is to find a partner and this is a process we've already begun. Retailers are very interested in partnering with meal kit companies - mutual benefits are evident as the big brands need nimble partners delivering niche products. This would provide us with the supply chain and retail customer base.

We believe there will be room for several meal kits in a store--in the same way there's more than one brand of pasta. We want to own the local meal kit option for New England and the Northeast.

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RISKS

1 Consumer demands can change, and decreases in local food consumption could result in decreases in revenue.

2 In the case that several national competitors opened up local sites in our region there is a risk we would lose business and customers.

3 We're a small management team. The loss of services of the members

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Just Add Cooking is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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